UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 12, 2006

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement

On April 12, 2006, Sycamore Networks, Inc. (“Sycamore”) and its wholly-owned subsidiary, Bach Group LLC (“Bach”), entered in an Agreement and Plan of Merger (the “Merger Agreement”) with Allen Organ Company (“Allen Organ”), MusicCo, LLC (“MusicCo”), a wholly-owned subsidiary of Allen Organ, LandCo Real Estate, LLC (“LandCo”), a wholly-owned subsidiary of Allen Organ, AOC Acquisition, Inc. (“Purchaser”) and the representative of the holders of capital stock of Allen Organ pursuant to which Sycamore will acquire Allen Organ and its subsidiary, Eastern Research, Inc. (“Eastern Research”) through a merger of Allen Organ with and into Bach. A copy of the Merger Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

In connection with the entry into the Merger Agreement and prior to the merger between Sycamore and Allen Organ, Allen Organ will spin off to newly-formed entities MusicCo and LandCo assets and operations not related to Eastern Research, pursuant to the terms of a Contribution and Purchase Agreement (the “Purchase Agreement,” together with Merger Agreement, the “Agreements”) entered into simultaneously with the Merger Agreement by and among Allen Organ, MusicCo, LandCo, and Purchaser. Purchaser will then purchase all of the limited liability company interests of MusicCo. A copy of the Purchase Agreement is filed herewith as Exhibit 2.2 and is incorporated herein by reference.

Under the terms of the Merger Agreement and prior to the merger of Allen Organ into Bach, Allen Organ will undertake an inter-company merger which will result in Allen Organ owning all of the outstanding shares of Eastern Research, Inc. As a result of the transactions provided for in the Merger Agreement: (i) Except in connection with assets and liabilities transferred to LandCo, Purchaser will own all assets and operations not related to Eastern Research and will succeed to all the liabilities associated with those assets and operations; (ii) LandCo will own certain Allen Organ real estate and will succeed to all the liabilities associated with such real estate; and (iii) Allen Organ and its sole remaining operating subsidiary, Eastern Research, will become wholly-owned subsidiaries of Sycamore. The total consideration to be paid by Sycamore will be approximately $92.5 million, consisting of $8 million in cash and approximately 17.8 million shares subject to certain closing adjustments and collar provisions. The number of shares to be issued was determined based on a pre-signing average stock price of $4.75. A portion of the stock consideration to be paid by Sycamore in the transaction will be used in the assumption of stock options held by the employees of Eastern Research and Allen Organ and to fund the payments to the minority shareholders of Eastern Research in the inter-company merger. In addition, $19 million of the stock consideration will be placed in an escrow account pursuant to an Escrow Agreement entered into between Sycamore, Wilmington Trust Company, and the representative of the holders of capital stock of Allen Organ and will be released at certain times after the Closing Date. A copy of the Escrow Agreement is filed herewith as Exhibit 2.3 and is incorporated herein by reference.

The Agreements have been approved by the Board of Directors of Sycamore and Allen Organ. The consummation of the transactions is subject to specified closing conditions, including, the required approvals of Allen Organ shareholders and the Eastern Research shareholders, Sycamore’s registration statement having been declared effective by the Securities and Exchange Commission, the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, and any other required regulatory approvals. In connection with the entry of the Merger Agreement, certain Allen Organ stockholders have entered in Voting Agreements with Sycamore by which they have granted proxies to Sycamore, and otherwise agreed, to vote for the approval of the Merger Agreement.

The Agreements contain representations and warranties of each of the parties thereto and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered in connection with the execution of the Agreements. The parties reserve the right to, but are not obligated to, amend or revise the Agreements or the disclosure schedules. In addition, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements. A copy of the press release issued by Sycamore on April 12, 2006 concerning the transactions is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Additional information about the transactions and where to find it

Sycamore intends to file with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed transactions. The prospectus/proxy statement will be mailed to the stockholders of Allen Organ and Eastern Research. Investors and security holders of Allen Organ and Eastern Research are urged to read the prospectus/proxy statement and the other relevant materials when they become available because they will contain important information about Sycamore, Allen Organ, Eastern Research and the proposed transactions. The prospectus/proxy statement and other relevant materials (when they become available), and any other documents filed by Sycamore with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Sycamore by contacting Sycamore Investor Relations at 978-250-3460. Investors and security holders may obtain free copies of certain relevant documents from Allen Organ by contacting Allen Organ Investor Relations at 610-966-2202. Investors and security holders of Allen Organ and Eastern Research are urged to read the prospectus/proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

Safe Harbor for Forward-Looking Statements

Except for historical information contained in this Form 8-K, statements made herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may affect our ability to consummate the transactions described in this Form 8-K or that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others: (1) we may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause us to abandon the merger; (2) the shareholders of Allen Organ and Eastern Research, Inc. may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meetings; (3) we may not be able to obtain the insurance coverage contemplated by the merger agreement, or even if obtained, we may not be successful in pursuing claims under such policies; (4) we may be unable to complete the merger or completing the merger may be more costly than expected because, among other reasons, conditions to the closing of the merger may not be satisfied; (5) problems may arise with the ability to successfully integrate the businesses of the Company and Eastern Research, Inc., which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may not be able to achieve the expected synergies from the merger or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from our expectations; (8) the combined company may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors.

The risks included here are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents we have filed with the SEC contain additional factors that could impact our businesses and financial performance and are included in the section entitled Factors that May Affect Future Results in Management Discussion and Analysis of Financial Conditions and Results of Operations. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this document, except as may be required by law.

Item 9.01: Financial Statements and Exhibits

2.1	Agreement and Plan of Merger, dated April 12, 2006, by and among Sycamore Networks, Inc., Bach Group LLC, Allen Organ Company, MusicCo, LLC, LandCo Real Estate, LLC, AOC Acquisition, Inc. and the Representative of the Holders of Capital Stock of Allen Organ Company.
2.2	Contribution and Purchase Agreement, dated April 12, 2006, by and among Allen Organ Company, MusicCo, LLC, LandCo Real Estate, LLC, and AOC Acquisition, Inc.
2.3	Escrow Agreement, dated April 12, 2006, by and among Sycamore Networks, Inc., Steven A. Markowtiz as agent and attorney-in-fact for the Company Shareholders of Allen Organ Company and Wilmington Trust Company, as escrow agent.
99.1	Press Release issued by Sycamore Networks, Inc. dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

/s/ Richard J. Gaynor

Richard J. Gaynor

Chief Financial Officer

Vice President, Finance and Administration,

Secretary and Treasurer

(Duly Authorized Officer and Principal

Financial and Accounting Officer)

Dated: April 12, 2006